EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned President and chief executive officer of First Republic Preferred Capital Corporation (the “Company”), hereby certifies on the date hereof pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2009	/s/ JAMES J. BAUMBERGER
	Name:	James J. Baumberger
	Title:	President and chief executive officer